As filed with the Securities and Exchange Commission on April 15, 2019
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.
(Exact name of registrant as specified in its charter)
Maryland (VEREIT, Inc.) Delaware (VEREIT Operating Partnership, L.P.)	45‑2482685 45-1255683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2325 E. Camelback Road, 9th Floor Phoenix, Arizona 85016 (800) 606-3610
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Glenn J. Rufrano Chief Executive Officer VEREIT, Inc. 2325 E. Camelback Road, 9th Floor Phoenix, Arizona 85016 (800) 606‑3610
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copy to:
Gilbert G. Menna David H. Roberts Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Lauren Goldberg Executive Vice President, General Counsel and Secretary VEREIT, Inc. 2325 East Camelback Road, 9th Floor Phoenix, Arizona 85016 (800) 606-3610
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant (VEREIT, Inc.) is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non‑accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Indicate by check mark whether the registrant (VEREIT Operating Partnership, L.P.) is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” "smaller reporting company" and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Accelerated filer ☐ Non accelerated filer ☒                      Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)		Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
VEREIT, Inc.
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Depositary Shares representing Preferred Stock(4)
Debt Securities(5) (6)
Warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Units
Units(7)
Guarantees of debt securities of VEREIT Operating Partnership, L.P.(8)
VEREIT Operating Partnership, L.P.
Debt Securities(5)
Guarantees of debt securities of VEREIT, Inc.(8)
TOTAL
(1)	Omitted pursuant to General Instruction II.E of Form S‑3 under the Securities Act of 1933, as amended.
(2)
There are being registered hereunder such indeterminate number, principal amount or liquidation amount of securities of the registrants as may from time to time be issued at indeterminate prices in offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder including, but not limited to, units consisting of equity securities and debt securities, equity securities and warrants, and warrants and debt securities. As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes a total of $707,546,431 in shares of VEREIT, Inc. common stock that had been previously registered and for which the registration fee had been previously paid. In accordance with Rules 456(b) and 457(r) under the Securities Act, except with respect to the unsold securities that had been previously registered, the registrant is deferring payment of all the registration fee.

(3)
In reliance on, and in accordance with, Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, except with respect to the unsold securities that had been previously registered, the registrants are deferring payment of all applicable registration fees.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(5)
Debt securities issued by VEREIT, Inc. may be accompanied by guarantees to be issued by VEREIT Operating Partnership, L.P. Debt securities issued by VEREIT Operating Partnership, L.P. may be accompanied by guarantees to be issued by VEREIT, Inc.

(6)	Debt securities are issuable in series as senior debt securities which may be convertible into or exchangeable for common stock or preferred stock of VEREIT, Inc.
(7)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
(8)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $707,546,431 in shares of unsold common stock that had been previously registered on a prospectus supplement filed pursuant to Rule 424(b)(5) on September 19, 2016, which was filed as part of Registration Statement No. 333-211204. The registration fees with respect to such securities, totaling $71,249, were previously paid in connection with the filing of the prospectus supplement relating to such securities and will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under Registration Statement No. 333-211204 will be deemed terminated as of the date of effectiveness of this Registration Statement.

PROSPECTUS
VEREIT, INC.
Common Stock, Preferred Stock, Depositary Shares,
Debt Securities, Guarantees, Units and Warrants
VEREIT OPERATING PARTNERSHIP, L.P.
Debt Securities and Guarantees

VEREIT, Inc. may offer to sell from time to time common stock, preferred stock, depositary shares, debt securities, units and warrants. The debt securities of VEREIT, Inc. may be convertible into common stock or preferred stock of VEREIT, Inc. and may be guaranteed by VEREIT Operating Partnership, L.P. The preferred stock of VEREIT, Inc. may either be sold separately or represented by depositary shares and may be convertible into common stock or preferred stock of another series. VEREIT Operating Partnership, L.P. may offer to sell from time to time debt securities, which may be guaranteed by VEREIT, Inc. This prospectus may also be used to offer shares of common stock to be issued to limited partners of VEREIT Operating Partnership, L.P. in exchange for common or preferred units of limited partnership interest in VEREIT Operating Partnership, L.P. or to cover the resale of securities by one or more selling security holders. Selling security holders may from time to time offer to sell common stock, preferred stock, depositary shares, debt securities, units and warrants of VEREIT, Inc. under this prospectus.
The common stock, preferred stock, depositary shares, debt securities, units and warrants of VEREIT, Inc. and the debt securities of VEREIT Operating Partnership, L.P. may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. VEREIT Operating Partnership, L.P. may guarantee the payment of principal of, premium, if any, and interest on debt securities issued by VEREIT, Inc. to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus. VEREIT, Inc. may guarantee the payment of principal of, premium, if any, and interest on debt securities issued by VEREIT Operating Partnership, L.P. to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus.
This prospectus provides you with a general description of these securities that VEREIT, Inc., VEREIT Operating Partnership, L.P. and selling security holders may offer and the general manner in which they may be offered from time to time. Each time any of VEREIT, Inc., VEREIT Operating Partnership, L.P. or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.
VEREIT, Inc., VEREIT Operating Partnership, L.P. or selling security holders may offer the securities directly to investors, through agents designated from time to time by VEREIT, Inc. or VEREIT Operating Partnership, L.P., or to or through underwriters or dealers. VEREIT, Inc. and VEREIT Operating Partnership, L.P. may offer and sell these securities on a continuous or delayed basis.

The common stock of VEREIT, Inc. is listed on the New York Stock Exchange, or the NYSE, under the symbol “VER” and the 6.70% Series F Cumulative Redeemable Preferred Stock of VEREIT, Inc. is listed on the NYSE under the symbol “VER PRF.” On April 12, 2019, the closing price of VEREIT, Inc.’s common stock on the NYSE was $8.35, and the closing price of VEREIT, Inc.’s 6.70% Series F Cumulative Redeemable Preferred Stock on the NYSE was $25.40.
Investing in the securities described in this prospectus involves risks. You should carefully read and consider “Risk Factors” beginning on page 3 of this prospectus as well as the risk factors contained in documents we file with the Securities and Exchange Commission, which are incorporated by reference into this prospectus, before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 15, 2019.

i

PROSPECTUS SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean VEREIT, Inc., a Maryland corporation, which we refer to as “VEREIT,” together with its consolidated subsidiaries, including, without limitation, VEREIT Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as the “Operating Partnership.”
About This Prospectus
This prospectus is part of an automatic “shelf” registration statement on Form S‑3 that we have filed with the Securities and Exchange Commission, or the SEC, as a “well‑known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or our selling security holders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the Sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
This prospectus only provides you with a general description of the securities we or our selling security holders may offer, which is not meant to be a complete description of each security. Each time we or our selling security holders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the Sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
About VEREIT, Inc. and VEREIT Operating Partnership, L.P.
We are a full-service real estate operating company that owns and manages single-tenant commercial properties in the United States. We own and actively manage a diversified portfolio of 3,994 retail, restaurant, office and industrial real estate properties with an aggregate of 95.0 million square feet, of which 98.8% was leased as of December 31, 2018, with a weighted-average remaining lease term of 8.9 years.

Substantially all of our company’s operations are conducted through the Operating Partnership. VEREIT is the sole general partner and holder of 97.6% of the common partnership interests in the Operating Partnership (the “OP Units”) as of December 31, 2018 with the remaining 2.4% of the OP Units owned by certain non-affiliated investors and certain former directors, officers and employees of our former external manager, ARC Properties Advisors, LLC (the "Former Manager"). Through strategic mergers and acquisitions, our company has grown significantly since incorporation.
VEREIT was incorporated in the State of Maryland on December 2, 2010 and has elected to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Operating Partnership was formed in the State of Delaware on January 13, 2011. VEREIT’s shares of common stock and 6.70% Series F Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”) trade on the New York Stock Exchange (the “NYSE”) under the trading symbols “VER” and “VER PRF,” respectively.
Our principal executive offices are located at 2325 E. Camelback Road, 9th Floor, Phoenix, Arizona 85016. Our telephone number is (800) 606-3610. We maintain a website at www.vereit.com. Information on our website is not, and should not be interpreted to be, part of this prospectus.

RISK FACTORS
Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in VEREIT’s and the Operating Partnership’s most recent Annual Report on Form 10‑K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8‑K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•VEREIT’s and the Operating Partnership’s Annual Report on Form 10‑K for the year ended December 31, 2018 filed with the SEC on February 21, 2019;
•the Definitive Proxy Statement on Schedule 14A of VEREIT, Inc. filed with the SEC on March 21, 2019 (solely to the extent specifically incorporated by reference into VEREIT's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2018); and
•    the descriptions of VEREIT’s common stock and VEREIT’s 6.70% Series F Cumulative Redeemable Preferred Stock included in VEREIT’s registration statement on Form 8-A filed with the SEC on July 28, 2015, including any amendment or reports filed for the purpose of updating such description.
All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: VEREIT, Inc., 2325 E, Camelback Road, 9th Floor, Phoenix, Arizona 85016, Attn: Investor Relations, Telephone: (877) 405-2653.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov. Copies of these documents may also be accessed on our website at www.vereit.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

INFORMATION CONCERNING FORWARD‑LOOKING STATEMENTS
This prospectus includes “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by the use of words such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “plans” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed below. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. We do not undertake publicly to update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.
The following are some, but not all, of the assumptions, risks, uncertainties and other factors that could cause our actual results to differ materially from those presented in our forward-looking statements:
•    We may be unable to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all.
•    We are subject to risks associated with tenant, geographic and industry concentrations with respect to our properties.
•    Our properties, goodwill and intangible assets and other assets may be subject to impairment charges.
•    We could be subject to unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and VEREIT's management with respect to such programs.
•    We are subject to competition in the acquisition and disposition of properties and in the leasing of our properties and we may be unable to acquire, dispose of, or lease properties on advantageous terms.
•    We could be subject to risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of our tenants.
•    We are subject to risks associated with pending government investigations relating to the findings of the investigation conducted in 2014 by the audit committee of our company's Board of Directors and related litigation, including the expense of such investigations and litigation and any additional potential payments upon resolution.
•    We have substantial indebtedness, which may affect our ability to pay dividends, and expose us to interest rate fluctuation risk and the risk of default under our debt obligations.
•    Our overall borrowing and operating flexibility may be adversely affected by the terms and restrictions within the indenture governing the senior unsecured notes, and the credit agreement governing the terms of our unsecured credit facility.
•    Our access to capital and terms of future financings may be affected by adverse changes to our credit rating.

•    We may be affected by the incurrence of additional secured or unsecured debt.
•    We may not be able to achieve and maintain profitability.
•    We may not generate cash flows sufficient to pay our dividends to stockholders or meet our debt service obligations.
•    We may be affected by risks resulting from losses in excess of insured limits.
•    We may fail to remain qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.
•    Compliance with the REIT annual distribution requirements may limit our operating flexibility.
•    We may be unable to retain or hire key personnel.
•    Actual results could differ materially from those anticipated as a result of certain factors, including the factors included in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The risks included herein are not exhaustive, and you should be aware that there may be other factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, which may include funding potential acquisitions and repurchasing or repaying outstanding indebtedness. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we may temporarily invest the net proceeds in interest‑bearing accounts or securities.
We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus.

DESCRIPTION OF THE SECURITIES WE OR OUR SELLING SECURITY HOLDERS MAY OFFER
Please note that in the sections entitled “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Units” references to “we,” “our” and “us” refer only to VEREIT and not to its consolidated subsidiaries.
This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, depositary shares, debt securities, which may be guaranteed, units and warrants that we or our selling security holders may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
DESCRIPTION OF CAPITAL STOCK
The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”
General
Our charter authorizes us to issue up to 1.61 billion shares, consisting of 1.5 billion shares of common stock, par value $0.01 per share, 10.0 million shares of Manager’s Stock, par value $0.01 per share, and 100.0 million shares of preferred stock, par value $0.01 per share, 42,973,522 shares of which have been classified and designated as 6.70% Series F Cumulative Redeemable Preferred Stock. As of December 31, 2018, we had the following stock issued and outstanding: (i) 967,515,165 shares of common stock, (ii) 42,834,138 shares of our 6.70% Series F Cumulative Redeemable Preferred Stock and (iii) no shares of our Manager's Stock. Additionally, as of December 31, 2018, 23,715,908 common units of limited partnership interest in our operating partnership were issued and outstanding (other than the common units held by VEREIT) and 86,874 Series F preferred units of limited partnership interest in our operating partnership were issued and outstanding (other than the preferred units held by VEREIT). After holding common units or Series F preferred units of limited partnership interests in our operating partnership for a period of one year and meeting the other requirements in the limited partnership agreement, unless we otherwise consent to an earlier redemption, holders have the right to redeem the units for the cash value of a corresponding number of shares of common stock or Series F Cumulative Redeemable Preferred Stock, as applicable, or, at our option, a corresponding number of shares of common stock or Series F Cumulative Redeemable Preferred Stock, as applicable, subject to adjustment pursuant to the terms of the limited partnership agreement. For a description of some of the terms of our outstanding Series F Preferred Stock, see the articles supplementary designating the terms of such class of preferred stock which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, including any subsequently filed amendments thereto and reports filed for the purpose of updating such descriptions, referred to under “Incorporation of Certain Documents by Reference.” For a description of some of the terms of any other class or series of preferred stock we may issue in the future, see the articles supplementary designating the terms of such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to such registration statement or a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of such class or series of preferred stock contained in the applicable registration statement on Form 8‑A, if any, including any subsequently filed amendments thereto and reports filed for the purpose of updating such description, which may be obtained as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Our Board of Directors, with the approval of a majority of the entire Board of Directors and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock
Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the holders of our common stock:

•	have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board of Directors and declared by us; and

•	are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs.
There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock. Holders of our common stock generally will have no appraisal rights.
Subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, holders of our common stock are entitled to one vote per share on all matters on which holders of our common stock are entitled to vote at all meetings of our stockholders. The holders of our common stock do not have cumulative voting rights.
The holders of common stock shall vote together as a single class on all matters. Holders of shares of our common stock shall be entitled to vote for the election of directors. Directors may be removed from office, with or without cause, by the affirmative vote of stockholders entitled to cast not less than 66 2/3% of the total votes entitled to be cast generally in the election of directors. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Any director elected to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.
Manager’s Stock
Concurrently with the completion of our initial public offering, we granted to our Former Manager 167,400 restricted shares of Manager’s Stock. Such shares of Manager’s Stock were converted into shares of our common stock, which have vested. There is no Manager’s Stock outstanding, and we do not expect to issue additional Manager’s Stock in the future.
Preferred Stock
General
Under our charter, our Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof. Our Board of Directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.
Some of the rights, preferences, privileges and restrictions of the shares of preferred stock of a series may include the following:
•distribution rights;
•conversion rights;
•voting rights;
•redemption rights and terms of redemptions; and

•liquidation preferences.
The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable.
Any shares of our preferred stock that we issue could rank senior to our shares of common stock and Series F Preferred Stock with respect to the payment of distributions, in which case we could not pay any distributions on such junior shares until full distributions have been paid with respect to such shares of our preferred stock.
The rights, preferences, privileges and restrictions of each class or series of shares of our preferred stock will be fixed by articles supplementary relating to the class or series. We will describe the specific terms of the particular class or series of shares of our preferred stock offered in the prospectus supplement relating to that class or series, which terms may include:

•	the designation and par value of the shares of our preferred stock;

•	the voting rights, if any, of the shares of our preferred stock;

•	the number of shares of our preferred stock offered, the liquidation preference per share of our preferred stock and the offering price of the shares of our preferred stock;

•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the shares of our preferred stock;

•	whether distributions will be cumulative or non‑cumulative and, if cumulative, the date(s) from which distributions on the shares of our preferred stock will cumulate;

•	the procedures for any auction and remarketing for the shares of our preferred stock, if applicable;

•	the provision for a sinking fund, if any, for the shares of our preferred stock;

•	the provision for, and any restriction on, redemption, if applicable, of the shares of our preferred stock;

•	the provision for, and any restriction on, repurchase, if applicable, of the shares of our preferred stock;

•
the terms and provisions, if any, upon which the shares of our preferred stock will be convertible into shares of common stock, including the conversion price (or manner or calculation) and conversion period;

•	the terms under which the rights of the shares of our preferred stock may be modified, if applicable;

•	the relative ranking and preferences of the shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•
any limitation on issuance of any other series of shares of our preferred stock, including any series of shares of our preferred stock ranking senior to or on parity with the series of shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any listing of the shares of our preferred stock on any securities exchange;

•	if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the shares of our preferred stock;

•	information with respect to book‑entry procedures, if applicable;

•	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the shares of our preferred stock; and

•	any additional rights, preferences, privileges or restrictions of the shares of our preferred stock.
Power to Reclassify Shares of Our Stock
Our Board of Directors may classify any unissued shares of preferred stock or unissued shares of common stock, and reclassify any previously classified but unissued shares of preferred stock or previously classified but unissued shares of common stock, into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares or reclassified shares. Prior to the issuance of shares of each class or series, our Board of Directors is required by the Maryland General Corporation Law, or the MGCL, and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock or any other limitation or restriction in our charter or bylaws, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock
We believe that the power of our Board of Directors to amend our charter from time to time to increase the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have the authority to issue, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock into other classes or series of stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as additional shares of common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are then listed or traded. Although our Board of Directors does not currently intend to do so, it could authorize us to issue a class or series of common stock or preferred stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.
Restrictions on Transfer and Ownership of Stock
In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable beneficial and constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of common stock; we refer to these limitations as the “ownership limits.”
The beneficial and constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our Board of Directors may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits or establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our Board of Directors for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.8% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our Board of Directors, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must represent and covenant to the satisfaction of our Board of Directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our Board of Directors may require an opinion of counsel or a ruling from the Internal Revenue Service, or IRS, satisfactory to our Board of Directors that in its sole discretion it may deem necessary or advisable in order to determine or ensure our status as a REIT. Notwithstanding the receipt of any ruling or opinion, our Board of Directors may impose such other conditions or restrictions as it deems appropriate.
In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our Board of Directors may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of shares of our stock is in excess of such decreased limits until such person’s percentage ownership of shares of our stock equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of shares of our stock in excess of such percentage ownership will be in violation of the applicable limits. Our Board of Directors may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares of our stock then outstanding. Prior to any modification of the ownership limits, our Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.
Our charter further prohibits:

•
any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•
any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of our stock will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of our stock will not apply if our Board of Directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.
If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in:

•	any person violating the ownership limits or such other limit established by our Board of Directors; or

•
our company being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will automatically be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the charitable trust. A person who, but for the transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares.
Shares of stock transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the market price, defined generally as the last reported sales price reported on the applicable exchange, at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the charitable trust by the amount of distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust as described below. We may pay the amount of such reduction to the charitable trust for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee of the charitable trust has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner.
If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of the transfer of the shares to the charitable trust, sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock described above. Upon such sale, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner. Specifically, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the prohibited owner did not give value for such shares in connection with the event causing the shares to be held in trust, e.g., in the case of a gift, devise or other such transaction, the market price per share of such stock on the day of the event that resulted in the transfer to the charitable trust) and (2) the price per share received by the charitable trust for the shares. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a charitable trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the charitable trust upon demand by the charitable trustee. The prohibited owner will have no rights in the shares held by the charitable trust.
The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trust upon demand by the charitable trustee and any other distribution authorized but unpaid shall be paid when due to the charitable trustee. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and

•	to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary.
However, if we have already taken irreversible action, then the charitable trustee may not rescind and recast the vote.
If our Board of Directors determines in good faith that a proposed transfer or other event would violate or has violated the restrictions on ownership and transfer of our stock set forth in our charter, our Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
At our request, every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of all classes or series of our stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of our stock, or any written statements of information delivered in lieu of certificates, will bear a legend referring to the restrictions described above.
These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock and our Series F Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement. The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.
Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.
Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF DEBT SECURITIES
The following is a description of the general terms and provisions of the debt securities VEREIT, Inc. and VEREIT Operating Partnership, L.P. may issue from time to time in one or more series and the related guarantees of VEREIT, Inc. or VEREIT Operating Partnership, L.P., if applicable. Each series of debt securities may have different terms. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees by VEREIT, Inc. and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
The debt securities may be offered in the form of senior debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be the direct, unsecured obligations of VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable. The debt securities will rank equally in right of payment with all of VEREIT, Inc.’s or VEREIT Operating Partnership, L.P.’s other unsecured and unsubordinated indebtedness, as applicable.
Unless otherwise specified in a prospectus supplement, (1) debt securities of VEREIT, Inc. will be issued under an indenture, dated as of a date on or prior to such issuance between VEREIT, Inc., as the issuer of such debt securities and a trustee to be selected by VEREIT, Inc., as amended or supplemented from time to time (the “VEREIT, Inc. indenture”), the form of which is included as an exhibit to the registration statement of which this prospectus forms a part and incorporated into this prospectus by reference; and (2) debt securities of VEREIT Operating Partnership, L.P. will be issued under the indenture, dated as of February 6, 2014, by and among VEREIT Operating Partnership, L.P., Clark Acquisition, LLC (which no longer exists), VEREIT, Inc., as guarantor, and U.S. Bank National Association, as trustee (the “VEREIT Operating Partnership, L.P. indenture” and, together with VEREIT, Inc. indenture, the “indentures”), which is included as an exhibit to our registration statement and incorporated into this prospectus by reference. Except as otherwise indicated, the terms of the indentures are identical.
We have summarized select portions of the indentures below, which will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement and in a supplement to the applicable indenture or an officer’s certificate delivered pursuant to the applicable indenture. The summary is not complete. You should read the applicable indenture, our debt securities and any guarantees thereof carefully for provisions that may be important to you.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.
Each indenture provides that we may designate a trustee under an indenture and that in certain circumstances, we may, but need not, designate more than one trustee under an indenture. Unless otherwise specified in a prospectus supplement, the VEREIT Operating Partnership, L.P. indenture designates U.S. Bank National Association as the trustee for the indenture with respect to one or more series of VEREIT Operating Partnership, L.P.’s debt securities and related guarantees of VEREIT, Inc., if applicable. U.S. Bank National Association, or any other specified trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
Unless otherwise specified in a supplement to this prospectus, the debt securities will be VEREIT, Inc.’s and VEREIT Operating Partnership, L.P.’s direct, unsecured obligations, as applicable, and will rank equally with all of

VEREIT, Inc.’s or VEREIT Operating Partnership, L.P.’s other unsecured and unsubordinated indebtedness, as applicable. The debt securities may be fully and unconditionally guaranteed by VEREIT, Inc., VEREIT Operating Partnership, L.P. or other subsidiaries of VEREIT, Inc. We can issue an unlimited amount of debt securities under the indentures that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of such series of debt securities, to the extent applicable:

(1)	the title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

(2)
any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series), and if such series may be reopened from time to time for the issuance of additional debt securities of such series or to establish additional terms of such series;

(3)	the date or dates on which the principal of the debt securities of the series is payable and the place(s) of payment;

(4)	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

(5)
the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date or other method for the determination of holders to whom interest is payable on any such interest payment dates;

(6)	the right, if any, to extend the interest payment periods and the duration of such extension;

(7)
the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of the issuer;

(8)
the obligation, if any, of the issuer to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which debt securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(9)	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

(10)	if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

(11)
any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of the applicable indenture, as amended by any supplemental indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of debt securities of that series;

(12)	whether the debt securities are issuable as a global security and, in such case, the identity of the depositary for such series;

(13)
whether the debt securities will be convertible into and/or exchangeable for shares of common stock or other securities of VEREIT, Inc. and, if so, the terms and conditions upon which such debt securities will be so convertible, including the conversion price and the conversion period, and any deletions from or modifications or additions to the applicable indenture to permit or to facilitate the issuance of such convertible or exchangeable debt securities or the administration thereof;

(14)
if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the applicable indenture;

(15)	any additional or different events of default or restrictive covenants provided for with respect to the debt securities of the series;

(16)
if applicable, that the debt securities of the series, in whole or in specified part, shall be defeasible pursuant to the applicable indenture and, if other than by a board resolution, the manner in which any election by the issuer to defease such debt securities shall be evidenced;

(17)
if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable or may be payable at the election of the issuer or a holder of such debt security thereof, and the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or currency units in which such debt securities are denominated or stated to be payable and the currency or currencies, currency unit or currency units in which such debt securities are to be so payable;

(18)
the terms and conditions, if any, upon which the issuer shall pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder of such debt securities that is not a United States person for federal tax purposes;

(19)	any restrictions on transfer, sale or assignment of the debt securities of the series;

(20)
the guarantors, if any, of the debt securities of the series, and the extent of the guarantees (including provisions relating to seniority, subordination and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such debt securities; and

(21)
if the amount of payment of principal of, premium, if any, or interest on the debt securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a currency or currencies other than that in which the debt securities are stated to be payable, the manner in which such amounts shall be determined.

    The indentures do not limit the amount of debt securities that VEREIT, Inc. or VEREIT Operating Partnership, L.P. may issue under the applicable indenture. Unless otherwise described in the applicable prospectus supplement and as established in one or more officer’s certificates or indentures supplemental to the applicable indenture, VEREIT, Inc. and VEREIT Operating Partnership, L.P. may, without the consent of the holders of any series of debt securities, create and issue additional debt securities of such series in the future having the same terms, other than the date of original issuance, the issue price, the date on which interest begins to accrue and, in some cases, the first interest payment date, so as to form a single series with the applicable series of debt securities. VEREIT, Inc. and VEREIT Operating Partnership, L.P. may also issue from time to time other series of debt securities under the indentures.
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Except as described under “—Covenants” and “— Merger, Consolidation or Sale of Assets,” and unless otherwise described in the applicable prospectus supplement and as established in one or more officer’s certificates or indentures supplemental to the applicable indenture, the indentures do not prohibit VEREIT, Inc. or any of its subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor do the indentures afford holders of the debt securities protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving VEREIT, Inc. or any of its subsidiaries, (2) a change of control of VEREIT, Inc. or any of its subsidiaries or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of VEREIT, Inc.’s or any of its subsidiaries’ assets or any similar transaction that may adversely affect the holders of the debt securities. VEREIT, Inc. may, in the future, enter into certain transactions such as the sale of all or substantially all of VEREIT, Inc.’s, VEREIT Operating Partnership, L.P. or any of its other subsidiaries’ assets or a merger or consolidation that may increase the amount of VEREIT, Inc.’s consolidated indebtedness or substantially change VEREIT, Inc.’s consolidated assets, which may have an adverse effect on VEREIT Operating Partnership, L.P. and its subsidiaries’ ability to service their indebtedness, including the debt securities.
Form of Debt Securities
We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.
In addition, we will issue each debt security in fully registered form, without coupons.
Payment
Unless otherwise described in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the applicable trustee, in the Borough of Manhattan, City of New York or such other office designated by us or the applicable trustee for such purpose. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee, or then held by us, in trust for payment of principal of (or premium, if any) or interest on any debt security that are not applied but remain unclaimed by the holders of such debt securities for at least two years after the date upon which the principal of (and premium, if any) or interest on such debt security shall have respectively become due and payable, or such shorter period set forth in applicable law, shall be repaid to us on May 31 of each year or (if then held by us) shall be discharged from such trust. After funds have been returned to us, the holder of the debt security may look only to us for payment as an unsecured general creditor.
Transfer and Exchange
Unless otherwise described in the applicable prospectus supplement, a holder of debt securities of a series may transfer or exchange such debt securities in accordance with the applicable indenture. The applicable registrar and trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of such debt securities. Holders of debt securities will be required to pay all taxes due on transfer. The issuer of debt securities is not required to transfer or exchange any debt security selected for redemption. Also, the issuer of debt securities is not required to issue, transfer or exchange any debt security of a series for a period of 15 days before the mailing of a notice of redemption of debt securities of such series to be redeemed.
Covenants
Unless otherwise provided for in the applicable prospectus supplement, the following covenants apply to the debt securities of a series for the benefit of the holders of such debt securities:
Existence. Except as permitted under the heading entitled “— Merger, Consolidation or Sale of Assets,” each of VEREIT, Inc. and VEREIT Operating Partnership, L.P. shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, all material rights (by charter, bylaws or other governing document and statute) and all material franchises; provided, that neither VEREIT, Inc. nor VEREIT Operating Partnership, L.P.

shall be required to preserve any right or franchise if its Board of Directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of its business.
Maintenance of Properties. Each of VEREIT, Inc. and VEREIT Operating Partnership, L.P. shall cause each of its material properties used or useful in the conduct of its business or the business of any subsidiary of VEREIT, Inc. to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require it to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in its judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, that VEREIT, Inc. and its subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.
Insurance. VEREIT, Inc. shall, and shall cause each of its subsidiaries to, keep in force upon all of its properties and operations policies of insurance with financially sound and reputable carriers in such amounts and covering all risks as shall be customary in the industry, in accordance with prevailing market conditions and availability.
Payment of Taxes and Other Claims. VEREIT, Inc. shall pay or discharge (or, if applicable, cause to be transferred to bond or other security) or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed on each of VEREIT, Inc. or any of its subsidiaries or upon the income, profits or property of each of VEREIT, Inc. or any of its subsidiaries and (2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any subsidiary; provided, that VEREIT, Inc. shall not be required to pay or discharge (or transfer to bond or other security) or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which it is contesting in good faith through appropriate proceedings and for which it has established adequate reserves in accordance with GAAP.
Provision of Financial Information. The issuer of the debt securities will provide (which delivery may be via electronic mail) to the applicable trustee, within 15 days after it files the same with the Securities and Exchange Commission (the “SEC”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that it files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, it will not be required to deliver to the applicable trustee any materials for which it has sought and received confidential treatment by the SEC; and provided further, so long as such filings of the issuer are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR), such filings shall be deemed to have been filed with the applicable trustee for purposes of this covenant without any further action required by the issuer; provided, however, that the applicable trustee shall have no obligation whatsoever to determine if such filing has been so made. The issuer of the debt securities will also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended (the “TIA”).
Additional Covenants. The applicable prospectus supplement will set forth any additional covenants of VEREIT, Inc. or VEREIT Operating Partnership, L.P. relating to any series of debt securities.
Merger, Consolidation or Sale of Assets
Unless otherwise described in the applicable prospectus supplement and as established in one or more officer’s certificates or indentures supplemental to the applicable indenture, the indentures provide that VEREIT, Inc. or VEREIT Operating Partnership, L.P. may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are met:

(1)
(i) VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable, shall be the continuing entity, or (ii) the successor entity (if other than VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on each series of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the applicable indenture;

(2)
immediately after giving effect on a pro forma basis to the transaction (including the incurrence of any debt in connection therewith), no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)	an officer’s certificate and legal opinion covering these conditions shall be delivered to the applicable trustee.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable, is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of VEREIT, Inc.’s or VEREIT Operating Partnership, L.P.’s, as applicable, and VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable, shall be discharged from its obligations under the applicable debt securities and indenture; provided, that VEREIT, Inc. or VEREIT Operating Partnership, L.P., as applicable, shall not be relieved from the obligation to pay the principal of and interest on such series of debt securities except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that complies with the conditions listed in the immediately preceding paragraph.
Events of Default, Notice and Waiver
Unless otherwise described in the applicable prospectus supplement and as established in one or more officer’s certificates or indentures supplemental to the applicable indenture, the indentures provide that the following events are “events of default” with respect to each series of debt securities:

(1)
default in the payment of any installment of interest on any debt securities of that series, as and when the same shall become due and payable, and the continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the issuer in accordance with the terms of any indenture supplemental to the applicable indenture shall not constitute a default in the payment of interest for this purpose;

(2)
default in the payment of the principal of (or premium, if any, on) any debt securities of that series as and when the same shall become due and payable, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such debt securities of such series in accordance with the terms of any indenture supplemental to the applicable indenture shall not constitute a default in the payment of principal or premium, if any;

(3)
default in the observance or performance of any of the issuer’s or any guarantor’s other covenants or agreements with respect to that series contained in the applicable indenture or otherwise established with respect to that series of debt securities (other than a covenant or agreement that has been expressly included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series of debt securities), which continues for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “notice of default” thereunder is given to the issuer by the applicable trustee, by registered or certified mail, or to the issuer and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

(4)	the guarantee of any guarantor ceases to be in full force and effect or such guarantor denies or disaffirms in writing its obligations under the applicable indenture or its guarantee;

(5)
default under any bond, debenture, note or other evidence of indebtedness for money borrowed by VEREIT, Inc. or any of its subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $50.0 million or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by VEREIT, Inc. or any of its subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $50.0 million, whether the indebtedness exists at the date of the applicable indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled; or

(6)	certain events of bankruptcy, insolvency or reorganization with respect to VEREIT, Inc., VEREIT Operating Partnership, L.P. or any Significant Subsidiary of VEREIT, Inc.
The term “Significant Subsidiary” as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1934, as amended (the “Securities Act”).
If an event of default under the applicable indenture occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately by written notice thereof to the issuer (and to the applicable trustee if given by the holders of the applicable debt securities); provided that if an Event of Default specified in clause (6) above occurs, the principal amount of all outstanding debt securities of each series shall become due and payable without any declaration or other act on the part of the applicable trustee or any holder of debt securities. However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

(1)
the issuer shall have paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

(2)
all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture.

The indentures also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:

(1)	a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

(2)
a default in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

The indentures require the applicable trustee to give notice of a default with respect to the debt securities of any series under the applicable indenture to the holders of such debt securities, subject to certain exceptions; provided, that the applicable trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) any debt security of that series) if specified Responsible Officers (as defined in the applicable indenture) of the applicable trustee consider a withholding to be in those holders’ interest.
The indentures provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to such trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities of a series from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in the TIA relating to its duties in case of default, the applicable trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any holders of any series of the debt securities then outstanding under the applicable indenture, unless those holders shall have offered to such trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to such trustee, or of exercising any trust or power conferred upon such trustee; provided that the direction shall not conflict with any rule of law or the applicable indenture or be unduly prejudicial to the rights of holders of the debt securities of any other series outstanding under the applicable indenture; and provided further that such trustee may refuse to follow any direction that may involve such trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to such trustee.
Within 120 days after the close of each fiscal year, the issuer is required to deliver to the applicable trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.
Modification of the Indentures
Modifications, amendments, and supplements to, and waivers of, any of the provisions of the applicable indenture are permitted with the consent of the holders of not less than a majority in aggregate principal amount of all outstanding debt securities of each series issued under the applicable indenture affected by the modification, amendment supplement or waiver; provided, that no modification, amendment supplement or waiver may, without the consent of the holder of each series of debt securities then outstanding affected thereby:

(1)	change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on such series of debt securities;

(2)
reduce the principal amount of, or reduce the rate of interest or extend the time of payment of interest on, or reduce any premium payable upon redemption of such series of debt securities, or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of such debt securities (or reduce the amount of premium payable upon any repayment), or reduce the amount of the principal of an original issue discount debt security or any other debt security which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture;

(3)	change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest payable on such series of debt securities;

(4)	impair the right to institute suit for the enforcement of any payment on or with respect to such series of debt securities when due;

(5)
reduce the percentage in principal amount of the outstanding debt securities of such series, the consent of whose holders of such debt securities of a series is required for any such modification or amendment, or the consent of whose holders is required for any waiver of certain defaults under and their consequences provided for in the applicable indenture;

(6)
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions of the applicable indenture may not be modified or waived without the consent of the holder of each outstanding debt security of that series affected thereby;

(7)	release VEREIT, Inc. from its guarantee of any series of debt securities for which VEREIT, Inc. is a guarantor; or

(8)	release VEREIT Operating Partnership, L.P. from its guarantee of any series of debt securities for which VEREIT Operating Partnership, L.P. is a guarantor.
The issuer, along with the applicable trustee, shall be permitted to modify and amend the applicable indenture without the consent of any holder of debt securities for any of the following purposes:

(1)
to cure any ambiguity, defect or inconsistency in the applicable indenture or in the debt securities of any series, or to make any other provisions with respect to matters or questions arising under the applicable indenture which shall not be inconsistent with the provisions of such indenture; provided, however, that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect;

(2)	to evidence the succession of another person to the issuer’s or any guarantor’s obligations under the applicable indenture;

(3)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(4)
to add to the covenants, restrictions, conditions or provisions relating to the issuer or the guarantors for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default, or to surrender any right or power conferred upon the issuer in the applicable indenture;

(5)
to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities (prior to the issuance thereof), as set forth in the applicable indenture;

(6)
to change or eliminate any provisions of the applicable indenture; provided that any such change or elimination does not apply to any outstanding debt securities of a series that are entitled to the benefit of that provision;

(7)	to secure the debt securities or add a guarantor;

(8)	to evidence the release of any subsidiary guarantor pursuant to the terms of the applicable indenture;

(9)
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

(10)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

(11)
to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities; provided,

however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(12)	to comply with any requirements of the SEC or any successor in connection with the qualification of the applicable indenture under the TIA; or

(13)	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable indenture.
Voting
The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver described in the applicable indenture or whether a quorum is present at a meeting of holders of a series of debt securities:

(1)
the principal amount of that series of debt securities that shall be deemed to be outstanding shall be the amount of the principal of that series of debt securities that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof; and

(2)	debt securities of that series owned by an issuer or any other obligor upon the debt securities or any affiliate of an issuer or of the other obligor shall be disregarded.
The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be permitted to be called at any time by the applicable trustee, and also, upon the request of the issuer or request of the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any case upon notice given as provided in the applicable indenture. Except for any consent or waiver that must be given by the holder of each series of debt securities affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.
Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indentures expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for such meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable indenture.
Discharge, Defeasance and Covenant Defeasance
Upon the issuer’s request, the indentures shall cease to be of further effect with respect to any series of debt securities issued under the applicable indenture specified in such request (except as to certain limited provisions of the indentures which shall survive) when either (a) all debt securities of that series have been delivered to the applicable trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the issuer has irrevocably deposited with the applicable trustee, in trust, for the benefit of the holders of such series of debt securities, cash in U.S. dollars, in an amount sufficient to pay the entire indebtedness on such series of debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.
The indentures provide that the issuer may elect either to:

(1)
defease and be discharged from (and have the guarantors be discharged from) any and all obligations with respect to any series of debt securities (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) (“defeasance”); or

(2)
be released and to have the guarantors be released from their obligations with respect to the covenants applicable to such series of the debt securities under the applicable indenture, including those described under “—Covenants,” and any omission to comply with these obligations shall not constitute a default or an event of default with respect to such series of debt securities (“covenant defeasance”), in either case, upon the issuer’s irrevocable deposit with the applicable trustee, in trust, for the benefit of the holders of such series, cash in U.S. dollars, or Government Obligations (as defined below), or both, in an amount sufficient to pay the principal of (and premium, if any) and interest on such series of debt securities on the scheduled due dates.
A trust may only be established if, among other things, the issuer has delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.
“Government Obligations” means, with respect to the debt securities, securities that are (a) direct obligations (other than obligations subject to variation in principal repayment) of the United States of America for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable prior to maturity at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by a custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of or interest on the Government Obligation evidenced by the depository receipt.
If after the issuer has deposited funds, Government Obligations or a combination of the foregoing to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1)
the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

(2)	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate.
“Conversion Event” means the cessation of use of:

(1)
a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

(2)	any currency unit or composite currency for the purposes for which it was established.
In the event the issuer effects a covenant defeasance with respect to any series of debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to such series of debt securities as a result of such covenant defeasance), the cash and Government Obligations on deposit with the applicable trustee may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. The issuer would, however, remain obligated to make payment of the amounts due at the time of acceleration.
Governing Law
The indentures are governed by and shall be construed in accordance with the laws of the State of New York.
No Personal Liability
None of the directors, officers, employees, members, partners, incorporators or stockholders of VEREIT, Inc. or VEREIT Operating Partnership, L.P. or any guarantor or of any predecessor or successor entity will have any personal liability for any of VEREIT, Inc. or VEREIT Operating Partnership, L.P. or such guarantor’s obligations under the debt securities, the debt securities, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting such debt security waives and releases all such liability. The waiver and release are part of the consideration for the execution of the indentures and the issuance of such debt securities.

DESCRIPTION OF GUARANTEES
VEREIT may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of the Operating Partnership, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of the Operating Partnership punctually to pay any principal, premium or interest on any such guaranteed debt security, VEREIT will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Operating Partnership. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by VEREIT will be of payment only and not of collection.
The Operating Partnership may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of VEREIT, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of VEREIT punctually to pay any principal, premium or interest on any such guaranteed debt security, the Operating Partnership will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by VEREIT. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by the Operating Partnership will be of payment only and not of collection.
DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant.

DESCRIPTION OF WARRANTS
We may issue warrants. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. Most of the financial and other specific terms of any such series of securities will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.
When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the security you purchase. The terms used in the applicable prospectus supplement generally will have the meanings described in this prospectus, unless otherwise specified in the applicable prospectus supplement.
Warrants
We may issue warrants, options or similar instruments for the purchase of our preferred stock, common stock, depositary shares or units. We refer to these collectively as “warrants.” Warrants may be issued independently or together with preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.
Agreements
Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The warrant agent will act solely as our agent in connection with the warrant agreement or any warrant certificates and will not assume any obligation or relationship of agency or trust for or with any warrant holders. Copies of the forms of agreements and the forms of certificates representing the warrants will be filed with the SEC near the date of filing of the applicable prospectus supplement with the SEC. Because the following is a summary of certain provisions of the forms of agreements and certificates, it does not contain all information that may be important to you. You should read all the provisions of the agreements and the certificates once they are available.
General Terms of Warrants
The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the designation and terms of any securities with which the warrants are issued and in that event the number of warrants issued with each security or each principal amount of security;

•	the dates on which the right to exercise the warrants will commence and expire, and the price at which the warrants are exercisable;

•	the amount of warrants then outstanding;

•	material U.S. federal income tax consequences of holding or exercising these securities; and

•	any other terms of the warrants.
Warrant certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant exercisable for other securities or other property, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

CERTAIN PROVISIONS OF THE MARYLAND
GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS
The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” Please note that in this section of the prospectus, references to “we,” “our” and “us” refer only to VEREIT and not to its consolidated subsidiaries.
Number, Election and Removal of Directors; Vacancies
Our charter and bylaws provide that the number of directors we have may be established only by resolution adopted by the affirmative vote of a majority of our entire Board of Directors, but may not be fewer than the minimum number permitted under Maryland law nor more than 15. We currently have eight directors. Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Our bylaws provide that, in a contested election, a plurality of all votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. In an uncontested election, a majority of all votes cast at a meeting of stockholders duly called and at which a quorum is present is required to elect a director. Our Board of Directors adopted a director resignation policy, whereby an incumbent director who does not receive the requisite majority of votes in an uncontested election must tender his or her resignation to the Board for consideration. Such resignation may specify that it will only be effective upon its acceptance by the Board within 90 days following certification of the stockholder vote, and if the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualifies or until the director’s earlier resignation or removal. Any director may resign at any time. Our bylaws provide that vacancies on our Board of Directors may be filled by the remaining directors, even if the remaining directors do not constitute a quorum, or the sole remaining director. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.
Our bylaws require that each director be an individual at least 21 years of age who is not under legal disability and that at least a majority of our directors will be individuals whom our Board of Directors has determined are “independent” under the standards established by our Board of Directors and in accordance with the then applicable listing standards of the principal U.S. exchange upon which our common stock is listed.
Our charter provides that any director may be removed from office, with or without cause, by the affirmative vote of the stockholders entitled to cast not less than 66 2/3% of the total votes entitled to be cast generally in the election of directors. This provision may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.
Action by Stockholders
Under the MGCL, common stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our charter and bylaws regarding the calling of a stockholder‑requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our Board of Directors, which means that the holders of a majority of shares of our outstanding common stock can elect all the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two‑thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for a lesser percentage for consolidations, mergers, conversions, sales of all or substantially all of our assets or share exchanges. Our charter further provides that (a) except for amendments to the provisions of our charter relating to director removal and the vote required for certain charter amendments, which require the affirmative vote of stockholders entitled to cast two‑thirds of the votes entitled to be cast on such matter, we may not amend or repeal the provisions of our charter without the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the company then entitled to vote on such matter and (b) we may not dissolve without the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the company then entitled to vote on such matter.
Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our Board of Directors. Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Special meetings of stockholders may be called by a majority of our directors, the chairman of the Board of Directors, the president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting (subject to the stockholders’ compliance with certain procedures set forth in our bylaws). Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting. The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.
One or more persons who together are and for at least six months have been stockholders of record of at least five percent of the outstanding shares of any class of our stock are entitled to receive a copy of our stockholder list upon request in accordance with Maryland law. The list provided by us will include each stockholder’s name and address and the number of shares of each class owned by each stockholder and will be made available within 20 days of the receipt by us of the request. Stockholders and their representatives shall also be given access to our bylaws, the minutes of stockholder proceedings, our annual statements of affairs and any voting trust agreements on file at our principal office during usual business hours.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot consolidate, merge, convert, sell all or substantially all of its assets or engage in a share exchange unless the action is declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two‑thirds of the votes entitled to be cast on the matter unless a different proportion, which may not be less than a majority of all the votes entitled to be cast on the matter, is specified in the corporation’s charter. As permitted by Maryland law, our charter provides that any of these actions (other than conversion) must be approved by the affirmative vote of at least two‑thirds of our directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. A conversion must be declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Also, many of our operating assets are held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders. Any amendment, waiver, alteration or repeal of any provision of, or addition to, the charter or the bylaws affecting the supermajority voting provisions of the Board of Directors in connection with our consolidation or merger, a sale of all or substantially all of our assets or engaging in a share exchange, including the requisite vote or percentage required to approve or take such actions, must be approved by the affirmative vote of not less than two‑thirds of the Board of Directors. These supermajority voting provisions applicable to our Board of Directors could prevent a change in control of us that might involve a premium for our common stock or otherwise be in the best interests of our stockholders.
Our charter provides that, in the case of certain reorganizations, share exchanges, consolidations, conversions or mergers of us with or into another person in which shares of our common stock are converted into (or entitled to receive with respect thereto) shares of stock or other securities or property (including cash), each holder of a share of our (i) common stock and (ii) Series F Preferred Stock will be entitled to receive with respect to each such share the same kind and amount of shares of stock and other securities and property (including cash), subject with respect to our Series F Preferred Stock, to adjustments as set forth in our charter.
Under the MGCL, a Maryland corporation generally cannot amend its charter unless the amendment is declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two‑thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter.
Except as set forth below, our charter may be amended only with the approval of our Board of Directors and the affirmative vote of stockholders entitled to cast at least a majority of all of the votes entitled to be cast on the matter. Any amendment, waiver, alteration or repeal of any provision of, or addition to, the charter or the bylaws affecting the supermajority voting provisions of the Board of Directors in connection with our consolidation or merger, a sale of all or substantially all of our assets or engaging in a share exchange, including the requisite vote or percentage required to approve or take such actions, must be approved by the affirmative vote of not less than two‑thirds of the Board of Directors. Our charter further provides that, except for amendments to the provisions of our charter relating to director removal and the vote required for certain charter amendments, which require the affirmative vote of stockholders entitled to cast two‑thirds of the votes entitled to be cast on such matter, we may not amend or repeal the provisions of our charter without the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the company then entitled to vote on such matter.
With the exception of certain provisions in our bylaws related to business combinations and control share acquisitions described below, which require the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of our common stock, our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
No Appraisal Rights
As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our Board of Directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.
Dissolution
Our dissolution must be declared advisable by a majority of our entire Board of Directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.
Business Combinations
Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two‑year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two‑thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super‑majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our Board of Directors has by resolution exempted business combinations between us and any person. Consequently, the five‑year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution may not be altered or repealed without the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of our common stock.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two‑thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, directly or indirectly, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one‑tenth or more but less than one‑third, (B) one‑third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter or bylaws provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future. However, such provision may not be altered, amended or repealed by the Board of Directors unless it obtains the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of our common stock.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two‑thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
Our Board of Directors adopted a resolution pursuant to Subtitle 8 that prohibits us from electing to be subject to the provision of Subtitle 8 regarding a classified board of directors. This prohibition may not be repealed unless the repeal is first approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the stockholders entitled to cast at least two‑thirds of the votes entitled to be cast generally in the election of directors for the removal of a director from the Board of Directors, (2) vest in the Board of Directors the exclusive power to fix the number of directors provided the number is not more than 15 and (3) require, unless called by the chairman of our Board of Directors, our chief executive officer, our president or a majority of our directors, the request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting of stockholders to act on such matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that nominations of individuals for election to the Board of Directors or proposals of other business may be made at an annual meeting (1) pursuant to the company’s notice of meeting, (2) by or at the direction of our Board of Directors, or (3) by any stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws currently require the stockholder to provide notice to the secretary containing the information required by our bylaws not earlier than 5:00 p.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting. Additionally, our bylaws allow for proxy access, which requires the company to include in its annual proxy statement nominees for election of up to 25% of the Board of Directors that have been nominated by eligible stockholders. To be eligible to nominate directors for election, a stockholder or limited group of stockholders must have owned 3% or more of the company’s common stock for at least three years as of the applicable nomination deadline, among other requirements.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting, (1) by or at the direction of the Board of Directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in accordance with our bylaws and has supplied the information required by our bylaws about each individual whom such stockholder proposes to nominate for election as a director or (3) provided that the special meeting has been called for the purpose of electing directors, by any stockholder who is a holder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our Board of Directors to be elected at the meeting.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by Maryland law.
Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Our charter also permits us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and to any employee or agent of our company or of any predecessor.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
We also are party to indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
VEREIT Operating Partnership, L.P. Limited Partnership Agreement
The limited partnership agreement of the Operating Partnership may not be amended without VEREIT’s consent as general partner. As general partner, VEREIT may, without the consent of the limited partners, amend the partnership agreement in any respect or merge or consolidate the Operating Partnership with or into any other partnership or business entity in certain transactions pursuant to the partnership agreement; provided, however, that the following amendments and any other merger or consolidation of the Operating Partnership shall require the consent of limited partners holding more than 50% of the ownership interests of all limited partners:
(a) certain amendments affecting the operation of the redemption rights for OP Units, or the mechanism for converting OP Units into shares of our common stock, in a manner adverse to the limited partners;

(b) any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them under the partnership agreement, other than with respect to the issuance of additional OP Units pursuant to certain provisions of the partnership agreement;
(c) any amendment that would alter the Operating Partnership’s allocations of profit and loss to the limited partners, other than with respect to the issuance of additional OP Units pursuant to certain provisions of the partnership agreement; or
(d) any amendment that would impose on the limited partners any obligation to make additional capital contributions to the Operating Partnership.
The limited partnership agreement of the Operating Partnership also generally provides that VEREIT, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if VEREIT acted in good faith. In addition, VEREIT is not responsible for any misconduct or negligence on the part of its agents, provided VEREIT appointed such agents in good faith.
The limited partnership agreement of the Operating Partnership also provides for indemnification of VEREIT, the directors and officers of VEREIT, and such other persons as VEREIT may from time to time designate against any liabilities, expenses and other amounts arising from any claim or proceeding that relates to the operations of the Operating Partnership or VEREIT as set forth in the limited partnership agreement of the Operating Partnership in which such indemnified person is involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Under the limited partnership agreement, the Operating Partnership generally must also advance all reasonable expenses incurred by an indemnified person who is a party to proceeding in advance of the final disposition of the proceeding.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary discusses certain U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock, preferred stock, and debt securities. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. The information in this section is based on the current Code, current, temporary and proposed income tax regulations promulgated under the Code (“Treasury Regulations”), the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion and that a court could agree with the IRS.

Special rules that are not discussed below may apply to you if, for example you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a partnership or other pass-through entity or an investor in such an entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock or preferred stock as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person required to accelerate any item of gross income as a result of such income being recognized on an applicable financial statement, a person who marks-to market our common stock or preferred stock, a person who makes an election under Treasury Regulations Section 1272-3(a) to accrue interest on our debt securities using the constant yield method, a U.S. expatriate, a U.S. Stockholder (as defined below) whose functional currency is not the U.S. dollar, a tax‑exempt entity, a Non‑U.S. Stockholder (as defined below) or are otherwise subject to special tax treatment under the Code.

This summary does not discuss the impact that any U.S. federal taxes other than income taxes (such as estate and gift taxes), U.S. state and local taxes, alternative minimum taxes, estate taxes, and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our stock and debt securities as capital assets, which generally means as property held for investment.

Prospective investors should consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares or debt securities, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

For purposes of this discussion, references to “our company,” “we,” “us,” and “our” refer solely to VEREIT, Inc. and do not include the Operating Partnership or any of our other subsidiaries. For purposes of this discussion, the term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “stock” means interests treated as equity in a corporation for U.S. federal income tax purposes. For purposes of this discussion, the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes, and the term “partner” includes any person treated as a member of a partnership for U.S. federal income tax purposes.

General
We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury regulations promulgated thereunder, or Treasury Regulations, commencing with our taxable year ended December 31, 2011. We believe we have operated as a REIT and intend to continue operating as a REIT so long as our Board of Directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, we could be subject to U.S. federal income tax in some circumstances even if we qualify as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if we fail to qualify as a REIT.
Goodwin Procter LLP has acted as our tax counsel in connection with this registration statement. Goodwin Procter LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our actual method of operation through the date hereof (as represented by us to Goodwin Procter LLP) has enabled us to meet, and our proposed method of operation (as represented by us to Goodwin Procter LLP) will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part.

Goodwin Procter LLP’s opinion is based on representations made by us as to certain factual matters relating to our prior and intended and expected organization, ownership and method of operation. Goodwin Procter LLP has not verified those representations, and their opinion assumes that such representations and covenants are accurate and complete, that we have been owned, organized and operated and will continue to be owned, organized and will continue to operate in accordance with such representations and covenants and that we will take no action inconsistent with our status as a REIT. In addition, this opinion is based on the law existing and in effect as of its date (and to the extent applicable, the law in effect for prior periods covered by their opinion). Our qualification and taxation as a REIT will depend on our ability to have met and to meet on a continuing basis, through actual operating results, the asset composition, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not reviewed and will not review our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to qualify as or remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year ended December 31, 2011 or for any prior or subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock or debt of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

Taxation
We are subject to tax at normal corporate rates on our “REIT taxable income.” The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

•
deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on non-arm's length transactions between REITs and their TRSs;

•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

Because we are allowed the deduction for dividends paid in calculating our REIT taxable income, in any year in which we qualify as a REIT we generally will not be subject to U.S. federal income tax on that portion of our taxable income or net capital gain which is distributed to our stockholders.
Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed taxable income and/or net capital gain.

•
If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

•
We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

•
If we have net income from prohibited transactions (generally, gain from inventory or "dealer property") such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”

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We will be subject to U.S. federal income tax at the highest corporate rate on any non‑qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

•
If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 21%) by the net income generated by the non‑qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification if we pay a penalty of $50,000 for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record‑keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.

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If we fail to qualify for taxation as a REIT because we have accumulated non-REIT earnings and profits at the end of the relevant year (i.e., any earnings and profits that we inherit from a taxable C corporation during the year, such as through tax-free merger or tax-free liquidation with a taxable C corporation, and that are not distributed or otherwise offset during the taxable year), and the presence of non-REIT earnings and profits at year-end is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

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If we acquire any asset from a corporation that is subject to full corporate‑level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, such as through a tax-free merger or other tax-free reorganization, and we recognize gain on the disposition of such an asset for up to a 5‑year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate (currently 21%). The results described in this paragraph assume that the non‑REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•
We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRSs) if arrangements among us, our tenants and/or our TRSs are not comparable to similar arrangements among unrelated parties.

•	The earnings of our subsidiaries that are C corporations, including any subsidiary we have elected to treat as a TRS, will generally be subject to U.S. federal corporate income tax.

•
We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long‑term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a refund or credit as the case may be for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of other taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
REIT Qualification Tests
Organizational Requirements. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)	that is neither a financial institution nor an insurance company;

(5)	that meets the gross income requirements (the "Gross Income Test"), asset requirements (the "Asset Tests") and annual distribution requirements summarized below;

(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)
generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)	that uses a calendar year for U.S. federal income tax purposes.
Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).
Ownership of Interests in Partnerships and Qualified REIT Subsidiaries. A REIT that is a partner in a partnership or a member in a limited liability company or other unincorporated entity treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity.
The assets and gross income of a partnership of which a REIT is a partner retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).
If we become a partner in any partnership that we do not control and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a Gross Income Test or Asset Test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we currently hold all of our investments through the Operating Partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the Operating Partnership unless we own 100% of the equity interest in the Operating Partnership.
Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any domestic unincorporated entity that would be treated as a partnership if it had more than one owner for U.S. federal income tax purposes. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.
If a disregarded subsidiary or qualified REIT subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership (if not formerly a qualified REIT subsidiary) or a taxable corporation (if formerly a qualified REIT subsidiary). Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”
Ownership of Interests in TRSs. We currently own an interest in one TRS and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.
A domestic TRS is subject to U.S. federal income tax as a regular C corporation (and a non-U.S. TRS would be subject to U.S. federal income tax on certain U.S. source income and income effectively connected with a U.S. trade or business, if any). We may conduct material activities through a TRS and the amount of such taxes paid by our TRS(s) could be substantial.
A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, for taxable years beginning before January 1, 2018 no more than 25% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs, and for taxable years beginning on or after January 1, 2018 no more than 20% of the gross value of a REIT’s assets may comprise securities of one or more TRSs.
Share Ownership Requirements
The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely‑held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer “individuals” as specifically defined for this purpose (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status.
Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, as well as in certain other circumstances. See the Section entitled “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement containing information regarding the beneficial ownership of our stock to the IRS at the time of filing their annual income tax returns for the year in which the request was made.
Asset Tests
At the close of each calendar quarter of the taxable year, we must satisfy five tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non‑qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and intend to act within 30 days after the close of any quarter as may be required to cure any noncompliance.
75% Asset Test. At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property); (2) for taxable years beginning on or after January 1, 2016, personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed below; (3) shares in other qualifying REITs; (4) for taxable years beginning on or after January 1, 2016, debt instruments issued by publicly offered REITs; and (5) any stock or debt instrument (not otherwise a real estate asset) attributable to the temporary investment of “new capital,” but only for the one‑year period beginning on the date we received the new capital. A stock or debt instrument will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”
We are currently invested in a number of real properties. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Notwithstanding the foregoing, for taxable years beginning after December 31, 2015, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset (and all interest and gain from such loan may be qualifying income for purposes of the 75% income test) if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.
25% Asset Test. Except as described below, the remaining 25% of our assets generally may be invested without regard to the 75% Asset Test, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, other than securities of our TRS, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).
TRS Ownership Test. As described above, for taxable years beginning before January 1, 2018 no more than 25% of the gross value of a REIT’s assets may comprise securities of one or more TRSs and for taxable years beginning on or after January 1, 2018 no more than 20% of the gross value of a REIT’s assets may comprise securities of one or more TRSs.
25% Debt Test. Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.
We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Department of the Treasury, or the Treasury), or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; and (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period). A REIT that relies on this cure provision must pay a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Income Tests
For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.
75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property, and including gain from the sale of certain personal property ancillary to such real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified sources relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test.
95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test.
Rents from Real Property. Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an actual or constructive owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the total combined voting power or 10% of the total value of all classes of stock in a corporate tenant, or 10% or more of the assets or net profits of a non-corporate tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.
If a REIT furnishes or renders certain “impermissible tenant services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible tenant services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants have received and will receive some services in connection with their leases of the real properties. We believe we have structured, and intend to structure the services we provide as necessary (such as through the use of our TRS and/or independent contractors and/or by limiting the revenues from impermissible tenant services at certain properties to comply with the 1% rule) as needed so that providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below) or so that the amount of any non-qualifying rents does not jeopardize our compliance with the Gross Income Tests.
In addition, we believe we have structured, and intend to structure our leasing activities so that any non-qualifying rent (i) based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (ii) attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, and (iii) from any lease with a related party tenant does not cause us to fail the Gross Income Tests.
Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements (generally relating to leases of less than 10% of the total leased space in a building and leases of hotels and health care facilities). The TRSs must pay regular corporate tax rates on any taxable income they earn. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s‑length basis.
Interest Income. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or by interests in real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test if the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. For taxable years beginning on or after January 1, 2016, if a loan is secured by both real property and personal property and the value of the personal property collateral represents less than 15% of the value of the total property securing the loan, the interest on it may qualify under the 75% Gross Income Test regardless of whether the amount of the loan exceeds the fair market value of the real property at the time of the loan commitment. We believe we have structured, and intend to structure all of our loan investments as needed so that our investments in loans do not prevent us from satisfying the 75% Gross Income Test.
Dividend Income. Distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.
We have monitored and will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non‑qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when the REIT did not know or have reason to know that default would occur, and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.
Satisfaction of the Gross Income Tests. Our share of income from the Operating Partnership's properties primarily gives rise to rental income and gains on sales of the properties, substantially all of which generally has qualified and will qualify under the 75% Gross Income and 95% Gross Income Tests. However, we have a TRS through which we may provide certain services, engage in activities that would give rise to non-qualifying income for either Gross Income Test, make sales that we believe could be subject to the 100% tax on prohibited transactions if made outside a TRS, and/or otherwise conduct activities that we determine are not appropriate for a REIT. The gross income generated by our TRS would not be included in our gross income. However, any dividends from our TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test. Because the activities our TRS are/could be substantial, the amount of such dividends also could be substantial.
If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, and (2) we attach to our return a schedule describing the nature and amount of each item of our gross income. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.
Annual Distribution Requirements
In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non‑cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12‑month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.
For taxable years beginning before January 1, 2015, in order for our distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT‑level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. Any non-publicly offered REIT in which we invest would be subject to the preferential dividend rule regardless of the date of the distribution.
If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.
We believe we have paid and intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non‑cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage‑backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•
loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in‑kind distributions of property, including taxable stock dividends. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements.
We may seek to satisfy our distribution requirements by making taxable stock dividends. Moreover, we may determine to utilize certain stock dividends the proper treatment of which is not entirely clear without obtaining a private letter ruling from the IRS confirming the treatment of the stock dividend as a taxable stock dividend. In that case, it is possible that the IRS could challenge our treatment of the stock dividend as a taxable stock dividend, and if such challenge were successful the stock dividend would not count towards satisfying our distribution requirements.
Non-REIT Accumulated Earnings and Profits. As a REIT, at the end of a taxable year (including our first REIT taxable year ending December 31, 2011), we may not have any earnings and profits accumulated in a non-REIT year (sometimes referred to as “non-REIT earnings and profits”). Such non-REIT earnings and profits include any accumulated earnings and profits of non-REIT corporations whose assets we acquire (or are deemed to have acquired) through tax-free mergers and other tax-free reorganizations and through tax-free liquidations. We have acquired a number of entities through tax-free reorganizations. We believe, and received opinions of counsel confirming, that the entities we acquired through tax-free reorganizations were themselves REITs and thus had no non-REIT earnings and profits. However, if any of those entities failed to qualify as a REIT and had any earnings and profits, we would have inherited those non-REIT earnings and profits.
We believe that we have operated, and we intend to continue to operate, so that we have not had and will not have any earnings and profits accumulated in a non-REIT year at the close of any taxable year. However, if it is subsequently determined that we had any accumulated non-REIT earnings and profits as of the end of any taxable year, we could fail to qualify as a REIT beginning with the applicable taxable year. Pursuant to Treasury Regulations, however, so long as our failure to comply with the prohibition on non-REIT earnings and profits was not due to fraud with intent to evade tax, we could cure such failure by paying an interest charge on 50% of the amount of accumulated non-REIT earnings and profits and by making a special distribution of accumulated non-REIT earnings and profits. We intend to utilize such cure provisions if ever required to do so. The amount of any such interest charge could be substantial.
Failure to Qualify
If we fail to continue to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as qualified dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.
Prohibited Transactions
As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	generally has been held for at least two years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•
in the case of real property not acquired through foreclosure or lease termination, substantially all of the marketing and development expenditures were made through an independent contractor or a TRS; and

•
when combined with other sales in the year, (i) does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion); (ii) occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property); or (iii) for tax years beginning after December 18, 2015, occurs in a year when the REIT disposes of less than 20% of its assets and less than 10% of its three-year average of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell any property, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business unless held through a TRS or we structure the sale of such property to comply with the above safe harbor. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.
Hedging Transactions. We have entered into hedging transactions with respect to one or more of our assets or liabilities and may enter into additional hedging transactions in the future. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or, (3) for taxable years beginning after December 31, 2015, that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We believe we have structured and intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Characterization of Net Leases. We have acquired and intend to acquire and own commercial properties subject to net leases. We believe we have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. If, however, the IRS were to recharacterize our leases as service contracts, loans, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.
Tax on Built-in Gains of Former C Corporation Assets. If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s tax basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s tax basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” We have engaged in a number of tax-free reorganizations under Section 368(a) of the Code. We believe that all of the entities that were parties to our tax-free reorganizations were REITs, and therefore were not C corporations for purposes of the foregoing rules. However, the forgoing rules would apply to the assets acquired in those reorganizations if the other parties to the reorganizations failed to qualify as REITs for a period prior to the reorganizations, the mergers nonetheless qualified as reorganizations under Section 368(a) of the Code, and we sold such assets within the applicable recognition periods. We do not believe we have acquired assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.
Tax Aspects of Investments in Partnerships
General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the Operating Partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the Operating Partnership, and the Operating Partnership, in turn, directly or indirectly owns our properties (generally through lower-tier partnerships and disregarded entities, but the Operating Partnership also may hold properties through lower-tier REITs or TRSs or other taxable corporations).
The following is a summary of the U.S. federal income tax consequences of our investment in the Operating Partnership if the Operating Partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by the Operating Partnership in a lower-tier property partnership.

A partnership (other than a publicly traded partnership taxed as a corporation) is generally not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the Operating Partnership will be sufficient to pay the tax liabilities resulting from an investment in the Operating Partnership.
Generally, a domestic entity with two or more members formed as a partnership or other non-corporate entity under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise or is treated as a corporation under special rules for “publicly traded partnerships.” Because the Operating Partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the Operating Partnership will be treated as a partnership if it has two or more partners and is not treated as a corporation under the publicly traded partnership rules, or as a disregarded entity if it is treated as having one partner. As a result, if the Operating Partnership becomes wholly owned by us, it will cease to be a partnership for U.S. federal income tax purposes and become a disregarded entity.
Domestic unincorporated entities with more than one owner may be treated as corporations for U.S. federal income tax purposes in certain circumstances, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.
A partnership will not be treated as a publicly traded partnership if it qualifies for certain safe harbors. We intend that the Operating Partnership (and any partnership invested in by the Operating Partnership) has complied and will comply with a “safe harbor” for partnerships with fewer than 100 partners to avoid being classified as a publicly traded partnership. However, no assurance can be given that any such partnership will at all times satisfy such safe harbor. We reserve the right to not satisfy any safe harbor.
There is a risk that the right of a holder of Operating Partnership common units to redeem the units for cash (or common stock at our option) could cause Operating Partnership common units to be considered readily tradable on the substantial equivalent of a secondary market, and we may not be eligible for a safe harbor at all times. If the Operating Partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and certain other types of passive income. We believe that the Operating Partnership has had and will continue to have sufficient qualifying income so that it would be taxed as a partnership, even if it were classified as a publicly traded partnership. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the Operating Partnership to fail the 90% gross income test applicable to publicly traded partnerships. However, there is sparse guidance as to the proper interpretation of this 90% gross income test, and thus it is possible that differences will arise that prevent us from satisfying the 90% gross income test.
If for any reason the Operating Partnership (or any partnership invested in by the Operating Partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.
Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations if the allocations do not have “substantial economic effect” and are not otherwise consistent with the partners’ interests in the partnership. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the Operating Partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.
In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the Operating Partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book‑tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the Operating Partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the Operating Partnership to cure any book‑tax differences. In certain circumstances, we create book‑tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.
Some expenses incurred in the conduct of the Operating Partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the Operating Partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.
Legislation was enacted that significantly changes the rules for U.S. federal income tax audits of partnerships. Such audits will continue to be conducted at the entity level, but with respect to tax returns for taxable years beginning after December 31, 2017, unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our subsidiary partnerships or limited liability companies (including the Operating Partnership) is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of this new legislation on us are uncertain.

Taxation of U.S. Stockholders
Taxation of Taxable U.S. Stockholders. As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. For tax years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers are permitted to take a deduction for a portion of certain pass-through business income, including dividends received from REITs that are not designated as capital gain dividends or qualified dividend income (subject to certain limitations). Dividends on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our stock. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes or a person subject to special treatment under the Code) that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U. S. person.

If a partnership holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.
Distributions in excess of current and accumulated earnings and profits are treated first as a tax‑deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non‑cash items, it is possible that a portion of each distribution will constitute a tax‑deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.
Distributions that are designated as capital gain dividends will be taxed as long‑term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long‑term capital gain, receive a refund or credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after‑tax amount of such gain.
With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non‑corporate U.S. Stockholders at the preferential rates applicable to long-term capital gain; provided, that the U.S. Stockholder has held the stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such stock became ex‑dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including TRSs);

(2)
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built‑in‑gain asset that was acquired in a carry‑over basis transaction from a non‑REIT corporation over the U.S. federal income tax paid by us with respect to such income.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation (such as any TRS) or certain foreign corporations, and specified holding period and other requirements are met.
Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends‑received deduction for such dividends unless we lose our REIT qualification. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared if we pay it during January of the following calendar year. Because we are not a pass‑through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.
We may have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is payable in cash or other property and certain requirements are met, the entire distribution may be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders could be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.
In general, the sale of our stock held for more than 12 months will produce long‑term capital gain or loss. All other sales will produce short‑term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the stock sold. However, any loss from a sale or exchange of stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long‑term capital loss, to the extent that the U.S. Stockholder treated our distributions as long‑term capital gain. The use of capital losses is subject to limitations. A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax considerations of owning such securities in greater detail.
Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.
Stockholders should consult their tax advisors regarding the consequences of these rules.
Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. As noted above, a taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year, except that the maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gains are “unrecaptured section 1250 gains.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock or preferred stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or preferred stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Tax‑Exempt Stockholders. U.S. tax‑exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Under recently enacted legislation, U.S. tax-exempt entities must separately compute their taxable income and loss for each unrelated trade or business activity for purposes of determining their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax‑exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax‑exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its shares of stock. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax‑exempt entities including social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), or (17)), may be treated as UBTI.
Special rules apply to the ownership of REIT shares by some tax‑exempt pension trusts. If, treating stock held by a tax‑exempt pension trust as being held by a single individual rather than by the trust’s beneficiaries, we would be “closely‑held” (discussed above with respect to the share ownership tests), then tax‑exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax‑exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax‑exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax‑exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI.
Backup Withholding and Information Reporting. The amount of dividends treated as paid during each calendar year and the proceeds of any sale or other disposition of our stock will be reported to our U.S. Stockholders and the IRS. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 24% with respect to such dividends and proceeds paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Tax. Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.
Taxation of Non‑U.S. Stockholders
General. The rules governing the U.S. federal income taxation of Non‑U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. A “Non‑U.S. Stockholder” means a nonresident alien individual or foreign corporation for U.S. federal income tax purposes that is not otherwise subject to special treatment under the Code. This disclosure does not address stockholders that are non-U.S. trusts or estates, and additional considerations may apply to stockholders that are non-U.S. trusts or estates and to the beneficiaries of any such non-U.S. trusts or estates. Non‑U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our stock. The discussion below assumes we have qualified as a REIT and will continue to qualify as a REIT.
Distributions — In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests, or USRPIs (discussed further below), and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non‑U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in our stock is treated as effectively connected with the Non‑U.S. Stockholder’s conduct of a U.S. trade or business, the Non‑U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Stockholders are taxed with respect to such dividends, unless an applicable income tax treaty provides otherwise (and also may be subject to a 30% branch profits tax on its effectively connected earnings and profits in the case of a stockholder that is a foreign corporation that is not entitled to the benefits of a treaty that exempts it from such tax). In general, Non‑U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Distributions in excess of our current and accumulated earnings and profits and not attributable to gain from our sales or exchanges of USRPIs will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares (determined separately for each share). Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non‑U.S. Stockholder’s shares, they will be treated as gain from the sale or disposition of the Non-U.S. Stockholder's shares, and may be subject to tax as described in the “Sales of Shares” portion of this Section below. However, as discussed below, we may nevertheless withhold on such distributions.
Distributions Attributable to Sale or Exchange of Real Property. Except as discussed below with respect to 10% or less holders of regularly traded classes of stock, “qualified shareholders” and “qualified foreign pension funds” (for periods on and after December 18, 2015), for any year in which we qualify as a REIT, a Non-U.S. Stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Act, or FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. Under those rules, a Non-U.S. Stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. trade or business of the Non-U.S. Stockholder. A Non-U.S. Stockholder thus would be taxed on such a distribution at regular tax rates applicable to U.S. Stockholders, subject to any applicable alternative minimum tax. A corporate Non-U.S. Stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 21% of any distribution that is a distribution attributable to USRPI gain and may be required to withhold 21% of any capital gain dividend not otherwise subject to withholding as a distribution of USRPI gain. A Non-U.S. Stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 21% withholding tax will not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the recipient Non-U.S. Stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution. Instead, any distribution will be treated as an ordinary distribution subject to the rules discussed above.
U.S. Federal Income Tax Withholding on Distributions not Subject to FIRPTA. For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends or distributions of USRPI gain subject to FIRPTA as discussed above) made to a Non‑U.S. Stockholder, unless the Non‑U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non‑U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W‑8BEN or W-8BEN-E (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non‑U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W‑8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 21% on the portion of any dividend to a Non‑U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non‑U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non‑U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non‑U.S. Stockholder’s actual U.S. federal income tax liabilities, provided the required information is timely furnished to the IRS.
Additional withholding regulations may require us to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than distributions subject to FIRPTA, as described above, and except to the extent an exemption or a lower rate of withholding applies), to the extent that we do not do so, we will withhold at a rate of 15% on any portion of such a distribution.
Sales of Shares. A Non-U.S. Stockholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock or preferred stock as long as at all times during the five-year period ending on the date of disposition non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. For these purposes, beginning on December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we cannot assure you that our non-U.S. ownership will be less than 50% at any time. Even if our non-U.S. ownership remains under 50% for five years and we otherwise meet the requirements of this rule, pursuant to “certain wash sale” rules under FIRPTA, a Non-U.S. Stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a Non-U.S. Stockholder owning, actually or constructively, 5% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, a Non-U.S. Stockholder will not incur tax under FIRPTA on a disposition of the shares of our publicly traded stock if such Non-U.S. Stockholder owned, actually or constructively, at all times during a specified testing period, 10% (5% for dispositions prior to December 18, 2015) or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the Non-U.S. Stockholder held the shares and (2) the five-year period ending on the disposition date. For as long as our common stock is regularly traded on an established securities market, a Non-U.S. Stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% of our common stock during such testing period. If we issue a class of preferred stock that is regularly traded on an established securities market, the rules described in the previous sentence will also apply to sales of such preferred stock. Provided that our common stock continues to be regularly traded on an established securities market, a Non-U.S. Stockholder will not incur tax under FIRPTA on a disposition of the shares of our non-publicly traded preferred stock if the fair market value of all of the shares of such class of preferred stock acquired by such Non-U.S. Stockholder did not exceed 5% of the fair market value of our regularly traded class of stock with the lowest fair market value, determined as of the most recent acquisition date.

If the gain on the sale of our stock were taxed under FIRPTA, a Non-U.S. Stockholder would be taxed on that gain in the same manner as U.S. Stockholders, subject to any applicable alternative minimum tax. Furthermore, a Non-U.S. Stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

•
the gain is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business, in which case, unless an applicable income tax treaty provides otherwise, the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation; or

•
the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the Non-U.S. Stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States (net of certain losses derived from sources within the United States), unless an applicable income tax treaty provides otherwise.

 Qualified Shareholders. For periods on or after December 18, 2015, to the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI for such qualified shareholder. Thus, gain from the sale or exchange of our stock (including distributions treated as gain from the sale or exchange of our stock) will not be subject to tax unless such gain is treated as effectively connected with the qualified shareholder's conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI (and capital gains dividends and non-dividend distributions to such shareholder may be treated as ordinary dividends). For these purposes, a qualified shareholder is generally a Non-U.S. Stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the “applicable percentage” of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest in the qualified shareholder and holds more than 10% of our stock (applying certain constructive ownership rules).

Qualified Foreign Pension Funds. For periods on or after December 18, 2015, for FIRPTA purposes neither a “qualified foreign pension fund” nor any entity all of the interests of which are held by a qualified foreign pension fund is treated as a Non-U.S. Stockholder. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established by a foreign country (or one or more political subdivisions thereof) or one or more employers to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees as a result of, or in consideration for, services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. Distributions received by qualified foreign pension funds and their wholly owned non-U.S. subsidiaries will be taxed as described above at - Distributions - In General regardless of whether the distribution is attributable to the sale of a USRPI. Gain of a qualified foreign pension fund or its wholly owned non-U.S. subsidiary treated as gain from the sale or exchange of our stock as well as our capital gain dividends and distributions treated as gain from the sale or exchange of our stock under the rules described above at - Distributions - In General, will not be subject to tax unless such gain is treated as effectively connected with the qualified foreign pension fund's (or the subsidiary's, as applicable) conduct of a U.S. trade or business, in which case the qualified foreign pension fund (or wholly owned subsidiary) generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Stockholders, unless an applicable income tax treaty provides otherwise, and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation.

Information Reporting and Backup Withholding. The applicable withholding agent will report to our Non-U.S. Stockholders and the IRS the amount of dividends treated as paid during each calendar year and the amount of any tax withheld with respect to such payments. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Stockholder resides or is established under the provisions of an applicable income tax treaty or agreement. In addition, a Non-U.S. Stockholder may be subject to backup withholding with respect to dividends paid on shares of our stock, unless the Non-U.S. Stockholder certifies that it is not a U.S. person or otherwise establishes an exemption. If the proceeds of a disposition of stock are paid by or through a U.S. office of a broker‑dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non‑U.S. Stockholder certifies as to its name, address and non‑U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker‑dealer, provided, however, that if the proceeds from a disposition of stock are paid to or through a foreign office of a U.S. broker‑dealer or a non‑U.S. office of a foreign broker‑dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three‑year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will apply only if the broker‑dealer has actual knowledge that the owner is not a Non‑U.S. Stockholder, and (B) information reporting will apply unless the Non‑U.S. Stockholder certifies its non‑U.S. status. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.
Taxation of U.S. Holders of Debt Securities
This summary addresses only fixed rate debt securities issued by us or the Operating Partnership and does not deal with holders other than those who purchase the debt securities on original issuance at their issue price (i.e., the first price at which a substantial portion of the debt securities is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) or with holders who hold the debt securities with amortizable bond premium (which generally arises if the holder’s tax basis in the debt security exceeds its stated redemption price at maturity, as defined below).

When we refer to a “U.S. Holder,” we mean a beneficial owner of the debt securities that is not subject to special treatment under the Code and is for United States federal income tax purposes:

(1) an individual who is a citizen or resident, as defined in Code Section 7701(b), of the United States;

(2) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

(3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or

(4) a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons, within the meaning of the Code, have the authority to control all substantive decisions of the trust or (ii) that has a valid election in effect under the applicable Treasury regulations to be treated as a United States person under the Code.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership acquiring the debt securities, you should consult your tax advisors.

Stated interest. Stated interest on the debt securities will be includable in income of a U.S. Holder as ordinary interest income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Disposition of Debt Securities. Upon the sale, exchange, redemption, repurchase, or other taxable disposition of the debt securities, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized (less an amount equal to any accrued but unpaid stated interest, which will be taxable as such) on the sale, exchange, redemption, repurchase, retirement or other taxable disposition and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in the debt security generally will equal the amount the U.S. Holder paid for the debt security, decreased by the amount of any payments received, other than stated interest payments. Any such gain or loss on the sale, exchange, redemption, repurchase, or other taxable disposition of the debt security generally will be long-term capital gain or loss if the debt security were held for more than one year. Non-corporate taxpayers are generally subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is generally subject to limitations.

Original issue discount. The foregoing discussion under “Taxation of U.S. Holders of Debt Securities” assumes that our debt securities are not issued with original issue discount (“OID”), and does not address the taxation of debt securities issued with OID. The taxation of debt securities issued with OID is complex; the following paragraph provides a basic summary of the OID framework but does not contain a complete discussion of all the rules that may apply to our debt securities issued with OID.

If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with OID for United States federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than the statutory de minimis amount. Unless the de minimis exception applies, the amount of OID on a debt security is equal to such difference and must be included in income as ordinary interest no later than as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security, other than “qualified stated interest.” “Qualified stated interest” generally is stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

A U.S. Holder’s adjusted tax basis in the debt security generally will equal the amount the U.S. Holder paid for a debt security issued with OID, decreased by the amount of any payments received, other than qualified stated interest payments, and increased by any accrued OID previously included in such U.S. Holder's income.

Medicare Tax. Income and gains in respect of our debt securities may constitute “net investment income” for purposes of the Medicare Tax described above at “—Taxation of U.S. Stockholders—Medicare Tax” If you are a U.S. Holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our debt securities.

Information Reporting and Backup Withholding. Information reporting to the IRS generally will apply to payments of stated interest (and accruals of OID, if any) with respect to debt securities and the proceeds of any sale, exchange, redemption, retirement or other taxable disposition of debt securities, and backup withholding, currently at a rate of 24%, may also apply to such payments and proceeds unless the holder:
(1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
(2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.
A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability (or may be refunded) provided the required information is timely provided to the IRS.
Taxation of Non-U.S. Holders of Debt Securities

This summary addresses only fixed rate debt securities issued by us or the Operating Partnership and does not deal with holders other than those who purchase the debt securities on original issuance at their issue price or with holders who hold the debt securities with amortizable bond premium.

When we refer to a “Non-U.S. Holder” we mean a beneficial owner of the debt securities that is a foreign corporation or a nonresident alien individual for U.S. federal income tax purposes that is not otherwise subject to special treatment under the Code. This discussion does not address holders that are non-U.S. trusts or estates, and additional considerations may apply to beneficial owners of our debt securities that are non-U.S. trusts or estates and to the beneficiaries of any such non-U.S. trusts or estates. The rules governing the United States federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules.

Payments of principal and interest (including any OID) on the debt securities beneficially owned by a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax, subject to the discussion below regarding information reporting and backup withholding and FATCA withholding; provided, in the case of interest (including any OID) that is not effectively connected with the conduct by such Non-U.S. holder of such trade or business, each of the following conditions is met:

(1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of VEREIT, Inc. entitled to vote (if the debt securities are issued by VEREIT, Inc., or if the debt securities are issued by the Operating Partnership and the Operating Partnership is a disregarded entity for U.S. federal income tax purposes); or the Non-U.S. Holder does not actually or constructively own 10% or more of the Operating Partnership’s capital or profits interests (if the debt securities are issued by the Operating Partnership and the Operating Partnership is a partnership for U.S. federal income tax purposes);

(2) the Non-U.S. Holder is not a controlled foreign corporation, as defined in the Code, that is related, directly or indirectly, to the issuer of the applicable debt securities (i.e. us or the Operating Partnership); and

(3) the Non-U.S. Holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Code Section 881(c)(3)(A).

In order for a Non-U.S. Holder to qualify for the above exemption from taxation on interest (including any OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement on the appropriate IRS Form W-8 from the Non-U.S. Holder that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a “United States person” within the meaning of the Code and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s appropriate IRS Form W-8 to the withholding agent. An IRS Form W-8 is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8.

A Non-U.S. Holder will not be subject to U.S. federal income or withholding taxes on any gain recognized on a sale, exchange or other disposition of the debt securities, subject to the discussion below regarding backup withholding, unless the gain is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States or, in the case of an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met. Any amount received by a Non-U.S. Holder on the sale, exchange or other disposition of the debt securities attributable to accrued but unpaid stated interest will be subject to U.S. federal withholding tax and income tax as interest income.

If a Non-U.S. Holder engages in a trade or business in the United States, and if interest (including any OID) on the debt security (or gain recognized on its sale, exchange or other disposition) is effectively connected with the conduct by such Non-U.S. Holder of such trade or business, the Non-U.S. Holder will generally be subject to regular U.S. federal income tax on that interest (or gain) on a net basis in the same manner as if such Non-U.S. Holder were a U.S. Holder unless an applicable income tax treaty provides otherwise. In addition, if a Non-U.S. Holder is classified as a corporation for United States federal income tax purposes, such Non-U.S. Holder may also be subject to a branch profits tax at a 30% rate (unless reduced or eliminated by an applicable income tax treaty) on the Non-U.S. Holder’s effectively connected earnings and profits (including interest on, and any gain recognized on the sale, exchange or other disposition of, a debt security that is effectively connected with a U.S. trade or business), subject to certain adjustments.

If a Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met, such Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty) on any gain (net of certain capital losses) recognized in the sale, exchange or other disposition.
Information Reporting and Backup Withholding. The amount of interest (including any OID) paid and the amount of tax, if any, withheld with respect to those payments will be reported to the Non-U.S. Holder and the IRS. Copies of the information returns reporting such interest and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides or is established.
In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of interest, provided that the withholding agent does not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person, and has received the statement described above in the third bullet point under “-Payments of Interest.”

Information returns will be filed with the IRS in connection with the payment of proceeds from a sale or other disposition (including a retirement or redemption) of debt securities if paid within the United States or through certain U.S.-related payors, and backup withholding may apply to such payments, unless the withholding agent has received an appropriate statement on the applicable IRS Form W-8, as described above.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Foreign Accounts and “FATCA”
FATCA Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on "withholdable payments" (as defined below) made to “foreign financial institutions” (as defined below) and certain other non-U.S. entities (whether or not such foreign financial institutions or non-U.S. entities receive the payment as a beneficial owner or intermediary) unless (1) the foreign financial institution undertakes certain diligence and reporting, and withholding obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. “Withholdable payment” generally includes any payment of interest, dividends, and certain other types of generally passive income if such payment is from sources within the United States. “Foreign financial institution generally means any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertakes to identify accounts (and certain debt and equity interests in such foreign financial institutions) held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into intergovernmental agreements may, in lieu of foregoing requirements, be required to report such information to their home jurisdiction.
Other Tax Considerations
State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the shares of our stock or debt securities.
Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently.
Recent Legislation

Tax Cuts and Jobs Act

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act (the “TCJA”), was enacted. The TCJA made major changes to the Code, including a number of provisions of the Code that affect the taxation of REITs and their stockholders. In addition to changes reflected in the discussion above, these changes include (but are not limited to) (i) certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs; (ii) certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs; and (iii) new accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items. The long-term effect of the significant changes made by the TCJA remains uncertain, and additional administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of any technical corrections with respect to the TCJA could have an adverse effect on us or our stockholders or holders of our debt securities.
SELLING SECURITY HOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION
Sales By Us
We may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.
VEREIT’s common stock or preferred stock may be issued upon conversion of debt securities or preferred stock of VEREIT. Additionally, securities may be issued upon exercise of VEREIT’s warrants. If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities in connection with the distribution.

The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	at negotiated prices.
Any of the prices may represent a discount from the prevailing market prices.
As applicable, we, and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities;

•	describe details regarding options, if any, under which underwriters may purchase additional securities from us, if any; and

•	describe the public offering price or purchase price of the securities being offered and the proceeds we will receive from the sale.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of VEREIT’s common stock and 6.70% Series F Cumulative Redeemable Preferred Stock, which are listed on the NYSE. Common stock and 6.70% Series F Cumulative Redeemable Preferred Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to the NYSE’s approval of the listing of the additional shares sold. We may elect to list any series of securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transaction from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third parties (or affiliates of such third parties) in such sale transactions by us are or may be deemed to be underwriters under the Securities Act, we will identify them in an applicable prospectus supplement (or a post-effective amendment). If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security before the distribution is completed.
We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our customers in the ordinary course of business.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
In addition to the foregoing, we may issue shares of our common stock or preferred stock to holders of units of limited partnership interest in the Operating Partnership, and any of their pledgees, donees, transferees or other successors in interest, in exchange for their units of limited partnership interest in the Operating Partnership. We may only offer our common stock in this manner if the holders of these units of limited partnership interest in the Operating Partnership present them for redemption under the partnership agreement of the Operating Partnership, and we exercise our right to issue our common stock to them instead of paying a cash amount. We will receive no cash proceeds from any issuance of the shares of our common stock in exchange for units of limited partnership interest in the Operating Partnership, but we will acquire additional units of limited partnership interest in the Operating Partnership in exchange for any such issuances.
Sales by Selling Stockholders
The selling stockholders may resell or redistribute securities from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling stockholders (including but not limited to persons who receive shares from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling stockholders” in this prospectus. The selling stockholders may sell the shares by one or more of the following methods, without limitation:

•
block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the shares, whether or the options are listed on an options exchange;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any selling stockholder to sell a specified number of the shares at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.
The selling stockholders may also transfer the shares by gift.
The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.
From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.
The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.
A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. A selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.
The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.
We may agree to indemnify the selling stockholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in an offering against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling stockholders may agree to indemnify us, the other selling stockholders and any underwriter or other person who participates in an offering against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling stockholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the shares against specified liabilities arising under the federal securities laws in connection with the offering and sale of the shares.
We will not receive any proceeds from the sales of any securities by the selling stockholders. We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.
If a selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Goodwin Procter LLP. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from VEREIT, Inc.’s Annual Report on Form 10-K and the effectiveness of VEREIT, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the VEREIT Operating Partnership, L.P.’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VEREIT, INC.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Guarantees
Units
Warrants

VEREIT OPERATING PARTNERSHIP, L.P.
Debt Securities
Guarantees

PROSPECTUS

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other expenses of issuance and distribution
The following table sets forth the costs and expenses to be borne by the registrant in connection with the offering described in this registration statement.

SEC registration fee	$ *
Legal fees and expenses	**
Accounting fees and expenses	**
Printing expenses	**
Transfer Agent, Depositary and Trustee fees and expenses	**
Miscellaneous expenses	**
Total	$ **

*	Omitted because the registration fee is being deferred in reliance on, and in accordance with, Rules 456(b) and 457(r) under the Securities Act.

**	These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by Maryland law.
Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Our charter also permits us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and to any employee or agent of our company or of any predecessor.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
We also are party to indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16. Exhibits
The exhibit index in this registration statement identifies the exhibits that are included in this registration statement and are incorporated herein by reference.
Item 17. Undertakings
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made of securities registered hereby, a post‑effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    With respect to any offering in which securities are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(e)    The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
4.1
Articles of Amendment and Restatement of VEREIT, Inc. (Incorporated by reference to our company’s Pre-Effective Amendment No. 5 to Form S-11 (Registration No. 333-172205), filed with the SEC on July 5, 2011).

4.2
Articles Supplementary Relating to the Series A Convertible Preferred Stock of VEREIT, Inc., dated May 10, 2012 (Incorporated by reference to our company’s Form 8-K (File No. 001-35263), filed with the SEC on May 15, 2012).

4.3
Articles Supplementary Relating to the Series B Convertible Preferred Stock of VEREIT, Inc., dated July 24, 2012 (Incorporated by reference to our company’s Form 8-K (File No. 001-35263), filed with the SEC on July 30, 2012).

4.4
Articles Supplementary for the Series C Convertible Preferred Stock of VEREIT, Inc., dated June 6, 2013 (Incorporated by reference to our company’s Form 8-K (File No. 001-35263), filed with the SEC on June 12, 2013).

4.5
Articles of Amendment to Articles of Amendment and Restatement of VEREIT, Inc., effective July 2, 2013 (Incorporated by reference to our company’s Form 8-K (File No. 001-35263), filed with the SEC on July 9, 2013).

4.6
Articles Supplementary for the Series D Cumulative Convertible Preferred Stock of VEREIT, Inc., filed November 8, 2013 (Incorporated by reference to our company’s Form 8-K (File No. 001-35263), filed with the SEC on November 15, 2013).

4.7
Articles of Amendment to Articles of Amendment and Restatement of VEREIT, Inc., effective December 9, 2013 (Incorporated by reference to our company’s Amended Current Report on Form 8-K/A (File No. 001-35263), filed with the SEC on December 20, 2013).

4.8
Articles Supplementary Relating to the 6.70% Series F Cumulative Redeemable Preferred Stock of VEREIT, Inc., dated January 2, 2014 (Incorporated by reference to our company’s Registration Statement on Form 8-A (File No. 333-190056), filed with the SEC on January 3, 2014).

4.9
Articles of Amendment to Articles of Amendment and Restatement of VEREIT, Inc., dated July 28, 2015 (Incorporated by reference to our company’s Form 8-K (File No. 001-35263), filed with the SEC on July 28, 2015).

4.10
Articles Supplementary to Articles of Amendment and Restatement of VEREIT, Inc., dated August 5, 2015 (Incorporated by reference to our company’s Quarterly Report on Form 10-Q (File No. 001-35263), for the quarter ended June 30, 2015 filed with the SEC on August 6, 2015).

4.11
Amended and Restated Bylaws of VEREIT, Inc., effective as of January 1, 2016 (Incorporated by reference to our company’s Quarterly Report on Form 10-Q (File No. 001-35263), for the quarter ended September 30, 2015 filed with the SEC on November 5, 2015).

4.12
Certificate of Limited Partnership of VEREIT Operating Partnership, L.P. (Incorporated by reference to our company’s Registration Statement on Form S-4 (Registration No. 333-197780-01), filed with the SEC on August 1, 2014).

4.13
Amendment to Certificate of Limited Partnership of VEREIT Operating Partnership, L.P., effective July 28, 2015 (Incorporated by reference to our company’s Quarterly Report on Form 10-Q (File No. 001-35263), for the quarter ended June 30, 2015 filed with the SEC on August 6, 2015).

4.14
Third Amended and Restated Agreement of Limited Partnership of VEREIT Operating Partnership, L.P., effective January 3, 2014 (Incorporated by reference to our company’s Amendment No. 2 to its Annual Report on Form 10-K/A (File No. 001-35263), for the year ended December 31, 2013 filed with the SEC on March 2, 2015).

4.15
First Amendment to Third Amended and Restated Agreement of Limited Partnership of VEREIT Operating Partnership, L.P., dated January 26, 2015 (Incorporated by reference to our company’s Quarterly Report on Form 10-Q (File No. 001-35263), for the quarter ended June 30, 2015 filed with the SEC on August 6, 2015).

4.16
Second Amendment to Third Amended and Restated Agreement of Limited Partnership of VEREIT Operating Partnership, L.P., dated July 28, 2015 (Incorporated by reference to our company’s Quarterly Report on Form 10-Q (File No. 001-35263), for the quarter ended June 30, 2015 filed with the SEC on August 6, 2015).

4.17
Indenture, dated as of February 6, 2014, among ARC Properties Operating Partnership, L.P., Clark Acquisition, LLC, the guarantors named therein and U.S. Bank National Association, as trustee (Incorporated by reference to our company’s Current Report on Form 8-K (File No. 001-35263), filed with the SEC on February 7, 2014).

4.18
Form of Senior Indenture, between VEREIT, Inc. and one or more trustees to be named (Incorporated by reference to our company's Registration Statement on Form S-3 (File Nos. 333-211204 and 333-211204-01), filed with the SEC on May 6, 2016).

4.19	Form of Senior Debt Security of VEREIT, Inc. (included in Exhibit 4.18)
4.20*	Form of Senior Debt Security of VEREIT Operating Partnership, L.P.
5.1	Opinion of Venable LLP
5.2	Opinion of Goodwin Procter LLP
8.1	Opinion of Goodwin Procter LLP as to certain tax matters
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Venable LLP (included in Exhibit 5.1)
23.4	Consent of Goodwin Procter LLP (included in Exhibit 5.2)
23.5	Consent of Goodwin Procter LLP (included in Exhibit 8.1)
24.1	Powers of Attorney (included on the signature pages of this Registration Statement)
25.1	Statement of Eligibility of Senior Trustee on Form T-1 for VEREIT Operating Partnership, L.P.

* To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 15th day of April, 2019.
VEREIT, INC.

By:	/s/ Michael J. Bartolotta Michael J. Bartolotta Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Glenn J. Rufrano, Michael J. Bartolotta and Lauren Goldberg, with the power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statements and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ Glenn J. Rufrano
Glenn J. Rufrano	Chief Executive Officer (Principal Executive Officer and Director)	April 15, 2019
/s/ Michael J. Bartolotta
Michael J. Bartolotta	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 15, 2019
/s/ Gavin B. Brandon
Gavin B. Brandon	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 15, 2019
/s/ Hugh R. Frater
Hugh R. Frater	Director and Non-Executive Chairman	April 15, 2019
/s/ David B. Henry
David B. Henry	Director	April 15, 2019
/s/ Mary Hogan Preusse
Mary Hogan Preusse	Director	April 15, 2019
/s/ Richard J. Lieb
Richard J. Lieb	Director	April 15, 2019
/s/ Mark S. Ordan
Mark S. Ordan	Director	April 15, 2019
/s/ Eugene A. Pinover
Eugene A. Pinover	Director	April 15, 2019
/s/ Julie G. Richardson
Julie G. Richardson	Director	April 15, 2019

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 15th day of April, 2019.
VEREIT OPERATING PARTNERSHIP, L.P.
By: VEREIT, Inc., its general partner

By:	/s/ Michael J. Bartolotta Michael J. Bartolotta Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Glenn J. Rufrano, Michael J. Bartolotta, and Lauren Goldberg, with the power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statements and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person listed below has signed this registration statement as an officer or director of VEREIT, Inc. as the sole general partner of VEREIT Operating Partnership, L.P.

NAME	CAPACITY	DATE
/s/ Glenn J. Rufrano
Glenn J. Rufrano	Chief Executive Officer (Principal Executive Officer and Director)	April 15, 2019
/s/ Michael J. Bartolotta
Michael J. Bartolotta	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 15, 2019
/s/ Gavin B. Brandon
Gavin B. Brandon	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 15, 2019
/s/ Hugh R. Frater
Hugh R. Frater	Director, Non-Executive Chairman	April 15, 2019
/s/ David B. Henry
David B. Henry	Director	April 15, 2019
/s/ Mary Hogan Preusse
Mary Hogan Preusse	Director	April 15, 2019
/s/ Richard J. Lieb
Richard J. Lieb	Director	April 15, 2019
/s/ Mark S. Ordan
Mark S. Ordan	Director	April 15, 2019
/s/ Eugene A. Pinover
Eugene A. Pinover	Director	April 15, 2019
/s/ Julie G. Richardson
Julie G. Richardson	Director	April 15, 2019